SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2007

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14940                 63-0860407

(Commission File Number) (IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On May 9, 2007, HealthSouth Corporation (the “Company”) issued a press release, a copy of which is attached as Exhibit 99, announcing that it had filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (the "March 31 Form 10-Q"), and that it will hold a conference call, which will also be webcast live, to review its March 31 Form 10-Q. The release also provides an overview of certain information contained in the March 31 Form 10-Q, including certain financial results for the three months ended March 31, 2007.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the press release includes non-GAAP financial measures, including "Adjusted Consolidated EBITDA." The Company continues to believe Adjusted Consolidated EBITDA under its Credit Agreement is a measure of operating performance, leverage capacity, its ability to service its debt, and its ability to make capital expenditures.

The Company uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company's Credit Agreement, which is discussed in more detail in Note 9, Long-term Debt, to the consolidated financial statements included in its Current Report on Form 8-K filed on March 30, 2007 (the “March 2007 Form 8-K”). These covenants are material terms of the Credit Agreement, and the Credit Agreement represents a substantial portion of the Company's capitalization. Non-compliance with these financial covenants under the Credit Agreement – its interest coverage ratio and its leverage ratio – could result in the Company's lenders requiring the Company to immediately repay all amounts borrowed. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted Consolidated EBITDA is critical to the Company’s assessment of its liquidity.

The Company also uses Adjusted Consolidated EBITDA to assess its operating performance. The Company believes it is meaningful because it provides investors with a measure used by its internal decision makers for evaluating its business. The Company's internal decision makers believe Adjusted Consolidated EBITDA is a meaningful measure because it represents a view of the Company's recurring operating performance and allows the Company’s management to readily view operating trends and perform analytical comparisons. Additionally, the Company's management believes the inclusion of professional fees associated with litigation, financial restructuring, government investigations, forensic accounting, creditor advisors, accounting reconstruction, audit and tax work associated with the reconstruction process, and non-ordinary course charges incurred after March 19, 2003 (the date the United States Securities and Exchange Commission filed a lawsuit against the Company and its former chairman and chief executive officer alleging that it historically overstated earnings) and related to its overall corporate restructuring (including matters related to internal controls) distort, within EBITDA, their ability to efficiently assess and view the core operating trends.

In general terms, the definition of Adjusted Consolidated EBITDA, per the Credit Agreement, allows the Company to add back to Adjusted Consolidated EBITDA all unusual non-cash items or non-recurring items. These items include, but may not be limited to, (1) expenses associated with government, class action, and related settlements, (2) fees, costs, and expenses related to the Company's recapitalization transactions, (3) any losses from discontinued operations and closed locations, (4) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation defense and support matters discussed in Note 25, Contingencies and Other Commitments, to the consolidated financial statements included in our March 2007 Form 8-K, (5) compensation expenses recorded in accordance with FASB Statement No. 123(R), Share-Based Payment, (6) investment income, and (7) fees associated with our divestiture activities.

However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("GAAP"), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for Net loss or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted Consolidated EBITDA to Net loss, which reconciliation is set forth in the press release attached as Exhibit 99, and to Net cash used in operating activities, which reconciliation is set forth below. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the March 2007 Form 8-K.

Reconciliation of Adjusted Consolidated EBITDA to Net Cash Used In Operating Activities

	For the Three Months Ended
	March 31,
	2007	2006
	(In Millions)
Adjusted Consolidated EBITDA	$ 68.7	$ 87.0
Compensation expense under FASB Statement No. 123(R)	(3.6)	(4.3)
Sarbanes-Oxley related costs	(0.3)	(3.0)
Provision for doubtful accounts	10.6	7.4
Professional fees—accounting, tax, and legal	(21.8)	(48.6)
Interest expense and amortization of debt discounts and fees	(58.5)	(59.9)
Gain on sale of marketable securities	(3.7)	(0.1)
Equity in net income of nonconsolidated affiliates	(2.7)	(1.9)
Minority interest in earnings of consolidated affiliates	8.8	10.6
Amortization of debt issue costs, debt discounts, and fees	2.0	8.8
Amortization of restricted stock	1.1	1.6
Distributions from nonconsolidated affiliates	2.5	0.8
Stock-based compensation	2.5	2.7
Current portion of income tax provision	(2.0)	(4.6)
Change in assets and liabilities	(1.6)	(75.6)
Cash portion of government, class action, and related settlements expense	(0.4)	(4.2)
Change in government, class action, and related settlements liability	(29.9)	(19.8)
Other operating cash provided by discontinued operations	22.5	30.0
Net Cash Used In Operating Activities	$ (5.8)	$ (73.1)

We also use operating earnings as an analytical indicator to assess our performance. We define operating earnings as income before (1) loss on early extinguishment of debt, (2) interest expense and amortization of debt discounts and fees, (3) other income, (4) loss on interest rate swap, and (5) income tax expense. The calculation of operating earnings for the three months ended March 31, 2007 and 2006 is included in the press release attached as Exhibit 99. Operating earnings is not a defined measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to net loss as an operating performance measure. Because operating earnings is not a measure determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, operating earnings, as presented, may not be comparable to other similarly titled measures presented by other companies.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By: /s/ John P. Whittington___________
Name: John P. Whittington
Title:	Executive Vice President, General Counsel
and Corporate Secretary

Dated: May 9, 2007

EXHIBIT INDEX

Exhibit Number	Description

99	Press release of HealthSouth Corporation, dated May 9, 2007.